SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 August 17, 1999

                             ----------------------

                        PAREXEL International Corporation
             (Exact name of Registrant as specified in its charter)


Massachusetts                 0-27058                          04-2776269
(State or other            (Commission                      (I.R.S. Employer
jurisdiction of             File Number)                  Identification Number)
incorporation or
organization)

195 West Street, Waltham, Massachusetts                          02451
(Address of principal executive offices)                       (Zip Code)


                                 (781) 487-9900
                         (Registrant's telephone number
                              including area code)

Item 5.  Other Events

On August 17, 1999, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.           Financial Statements and Exhibits

Exhibit No.                         Exhibit
99.1              Press release of the Company dated August 17, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 17th day of August, 1999.


                        PAREXEL INTERNATIONAL CORPORATION

Dated August 17, 1999                       By:  /s/ William T. Sobo, Jr.
                                            William T. Sobo, Jr.
                                            Senior Vice President
                                            Chief Financial Officer
                                            Treasurer and Clerk

                                 EXHIBIT INDEX

Exhibit No.                       Description

99.1               Press release of the Company dated August 17, 1999

                                  Exhibit 99.1




FOR IMMEDIATE RELEASE                                         www.PAREXEL.com

CONTACTS:          Bill Sobo, Senior Vice President, Chief Financial Officer
                  Jill Baker, Director of Investor Relations
                  (781) 487-9904 extension 4118


                       PAREXEL REPORTS FOURTH QUARTER AND
                          FISCAL 1999 FINANCIAL RESULTS


Boston, MA, August 17, 1999 - PAREXEL International Corporation (Nasdaq: PRXL), one of the world's largest contract research and medical marketing services organizations, today announced its financial results for the fourth quarter and fiscal year ended June 30, 1999.

On a pro forma basis, taking into effect the items discussed in the paragraph below, PAREXEL's consolidated pro forma net revenue for the three months ended June 30, 1999 was $91.3 million, which reflected growth of 12% over net revenue of $81.4 million in the prior-year period. For the quarter ended June 30, 1999 pro forma income from operations was $6.1 million, a 20% decrease over operating income of $7.5 million in the prior year quarter. Pro forma earnings per share of $0.18 for the quarter ended June 30, 1999 declined 17% over the same period one year ago.

During the June 1999 quarter, the Company recorded $4.65 million of merger-related and facilities charges, which consists of $1.85 million of costs related to the terminated merger agreement with Covance Inc. and $2.8 million related to leasehold abandonment charges resulting primarily from the centralization of certain facilities in North America and Europe. In addition, the Company booked a $3.5 million charge to reduce revenue resulting from lowering the estimated contract value related to a contract payment renegotiation, which is anticipated to be resolved prior to the calendar year end. Reflecting the charges above, the Company reported net revenue of $87.8 million, loss from operations of $2.1 million, and net loss per share of $.03 for the quarter ended June 30, 1999.

PAREXEL reported new business authorizations of $127 million for the June 1999 quarter, up 15% over the prior-year period, and backlog at June 30, 1999 was $356 million, up 25% over June 30, 1998.

"Fiscal 1999 was an eventful year for PAREXEL, and we believe that during the June quarter we have taken important steps to positively position the company for the future. We are focusing on our core business, the second largest clinical drug development organization in the world, and have commenced reorganization efforts in that business to further emphasize our client focus and to generate improved operational execution." said Josef von Rickenbach, Chairman and Chief Executive Officer of PAREXEL.




For the year ended June 30, 1999, net revenue of $348.5 million grew 22% over the prior year's net revenue of $285.4 million. Before giving effect to merger-related and facilities charges of $4.65 million and $10.3 million in fiscal 1999 and 1998, respectively, income from operations was $25.2 million and $23.6 million, reflecting year over year growth of 7%, and earnings per share were $0.74 and $0.70 reflecting fiscal 1999 growth of 6% over fiscal 1998.

This release contains "forward-looking" statements regarding future results and events, including statements regarding expected future growth and customer demand. The Company's actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Factors that might cause such a difference include, but are not limited to, risks associated with: the loss or delay of large contracts; the Company's dependence on certain industries and clients; the Company's ability to manage growth and its ability to attract and retain employees; the Company's ability to complete additional acquisitions and to integrate newly acquired businesses; government regulation of certain industries and clients; competition and consolidation within the industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations. These factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

PAREXEL is one of the largest contract pharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing clients solutions that accelerate time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing, and other drug development consulting services. The Company's integrated services, therapeutic area depth, and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL manages more than 45 locations and has approximately 4,200 employees throughout 29 countries around the world.

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(In thousands, except per share data)



                                                             Three months ended                         Year ended
                                                                  June 30,                                June 30,
                                                         1999 (a)             1998              1999 (a)             1998 (b)
                                                     -------------      -------------      ---------------      ---------------
Net revenue                                               $87,764            $81,393             $348,486             $285,442
                                                     -------------      -------------      ---------------      ---------------

Costs and expenses:
  Direct costs                                             61,599             52,793              233,650              185,718
  Selling, general and administrative                      18,898             16,982               71,690               61,036
  Depreciation and amortization                             4,710              4,076               17,932               15,114
  Merger-related and facilities charges                     4,650            -                      4,650               10,273
                                                     -------------      -------------      ---------------      ---------------

Income (loss) from operations                             (2,093)              7,542               20,564               13,301

Other income, net                                           1,003                754                3,387                3,698
                                                     -------------      -------------      ---------------      ---------------

Income (loss) before income taxes                        $(1,090)            $ 8,296             $ 23,951             $ 16,999
                                                     =============      =============      ===============      ===============

Net income (loss)                                       $   (709)            $ 5,443             $ 15,622              $ 9,319
                                                     =============      =============      ===============      ===============

Earnings (loss) per common share:

  Basic                                                  $ (0.03)             $ 0.22              $  0.63              $  0.39
  Diluted                                                $ (0.03)             $ 0.22              $  0.62              $  0.38

Shares used in computing earnings (loss) per common share:

  Basic                                                    25,097             24,218               24,848               23,939
  Diluted                                                  25,097             24,969               25,128               24,825


Consolidated Balance Sheet Information
(In thousands)
                                                       June 30,           June 30,
                                                         1999               1998
                                                     -------------      -------------

Working capital                                          $132,757           $118,937
Total assets                                              333,564            261,758
Stockholders' equity                                      192,034            168,380

(a) During the three months and year ended June 30, 1999, the Company recorded a $3.5 million charge to reduce revenues resulting from lowering the estimated contract value related to a contract payment renegotiation. In addition, during the same periods, the Company recorded $1.85 million in costs related to the terminated merger agreement with Covance Inc. and $2.8 million in leasehold abandonment charges resulting primarily from the centralization of certain facilities in North America and Europe.

(b) During the year ended June 30, 1998, the Company incurred $10.3 million in merger-related costs in connection with several acquisitions accounted for under the pooling of interests method. In addition, income from operations for the same period includes a noncash charge of $1.6 million to selling, general and administrative costs to adjust the receivable reserves of acquired businesses and a noncash charge of $1.7 million to depreciation and amortization to reflect the reduced useful lives of certain computer equipment.

PAREXEL International Corporation
Pro Forma Consolidated Condensed Statement of Operations
(In thousands, except per share data)

                                                                         For the three months ended June 30,
                                                    --------------------------------------------------------------------------------

                                                           1998                                   1999
                                                    ----------------       ---------------------------------------------------------
                                                                           Pro forma           Adjustments            As reported
Net revenue                                               $  81,393           $ 91,264            $  (3,500)    (a)        $ 87,764
                                                    ----------------     --------------      ----------------        ---------------

Costs and expenses:
  Direct costs                                               52,793             61,599                                       61,599
  Selling, general and administrative                        16,982             18,898                                       18,898
Depreciation and amortization                                 4,076              4,710                                        4,710
Merger-related and facilities charges                      -                   -                       4,650    (b)           4,650
                                                    ----------------     --------------      ----------------        ---------------

Income (loss) from operations                                 7,542              6,057               (8,150)                (2,093)

Other income, net                                               754              1,003                                        1,003
                                                    ----------------     --------------      ----------------        ---------------

Income (loss) before income taxes                          $  8,296           $  7,060            $  (8,150)              $ (1,090)
                                                    ================     ==============      ================        ===============

Net income (loss)                                          $  5,443           $  4,588            $  (5,297)               $  (709)
                                                    ================     ==============      ================        ===============

Earnings (loss) per common share:

  Basic                                                    $   0.22            $  0.18                                    $  (0.03)
  Diluted                                                  $   0.22            $  0.18                                    $  (0.03)

Shares used in computing earnings (loss) per common share:

  Basic                                                      24,218             25,097                                       25,097
  Diluted                                                    24,969             25,258                                       25,097

(a) Reduction in revenue resulting from lowering the estimated contract value related to a contract payment renegotiation.

(b) Merger-related and facilities charges include $1.85 million of costs related to the terminated merger agreement with Covance Inc. and $2.8 million in leasehold abandonment charges resulting primarily from the centralization of certain facilities in North America and Europe.